UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: December 27, 2016

(Date of earliest event reported)

ENTEROMEDICS INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-33818

Delaware	48-1293684
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2800 Patton Road, St. Paul, Minnesota 55113

(Address of principal executive offices, including zip code)

(651) 634-3003

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 27, 2016, the Company filed its Sixth Amended and Restated Certificate of Incorporation (the “6th A&R Certificate”) with the Secretary of State of the State of Delaware to effect a one (1) for seventy (70) reverse split of the Company’s outstanding common stock, $0.01 par value per share (the “Reverse Stock Split”). In connection with the Reverse Stock Split, proportional adjustments were also made to the Company’s outstanding stock options and warrants. The Reverse Stock Split did not affect the par value of the Company’s stock or the number of shares of common stock or preferred stock authorized by the 6th A&R Certificate.

The Reverse Stock Split became effective after the close of market on December 27, 2016 and was effective for trading purposes upon the commencement of trading on December 28, 2016, at which point the Company’s common stock began trading on a split adjusted basis on the NASDAQ Capital Market.

The 6th A&R Certificate also incorporates the increase in the number of shares of the Company’s common stock authorized for issuance to 300 million shares that was approved by the Company’s stockholders on December 12, 2016. The increase in the Company’s authorized shares of common stock was previously effected by that certain Certificate of Amendment to the Company’s Fifth Amended and Restated Certificate of Incorporation (the “5th A&R Certificate”) filed with the Secretary of State of Delaware on December 12, 2016 and previously disclosed on a Current Report on Form 8-K on December 13, 2016. No other changes were made to the Company’s 5th A&R Certificate by the 6th A&R Certificate.

A copy of the 6th A&R Certificate is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

As described under Item 5.03 above, on December 27, 2016 the Company effected a one (1) for seventy (70) reverse split of its common stock. As previously disclosed on a Current Report on Form 8-K filed on December 13, 2016, the Company’s stockholders approved the amendment of its Fifth Amended and Restated Certificate of Incorporation at a special meeting held on December 12, 2016 in order to (i) effect a reverse split of the common stock at the discretion of the Company’s Board of Directors and (ii) increase the shares of common stock authorized for issuance to 300 million shares. Effective as of December 23, 2016, the Board of Directors selected the one (1) for seventy (70) reverse stock split ratio and authorized the implementation of the Reverse Stock Split.

As a result of the Reverse Stock Split, every seventy (70) shares of pre-reverse stock split common stock of the Company was combined and reclassified into one (1) share of common stock of the Company and proportional adjustments were made to the Company’s outstanding stock options and warrants. The Company did not issue any fractional shares as a result of the Reverse Stock Split. Instead, fractional shares of common stock were rounded up to the nearest whole share and fractional stock options and warrants were rounded down to the nearest whole share. After the Reverse Stock Split, the Company’s common stock has a new CUSIP number: 29365M505, but the par value and other terms of the common stock were not affected by the Reverse Stock Split.

The Company’s transfer agent, Wells Fargo Bank N.A., is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Sixth Amended and Restated Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTEROMEDICS INC.

By:	/s/ Scott P. Youngstrom
Scott P. Youngstrom
Chief Financial Officer and Chief Operating Officer

Date: December 28, 2016

EXHIBIT INDEX

Exhibit No.	Description
3.1	Sixth Amended and Restated Certificate of Incorporation.